Exhibit 99.1

Jamba, Inc. Announces Receipt of Nasdaq Staff Determination Letter and Intent to Request Hearing

FRISCO, Texas— September 19, 2017—Jamba, Inc. (Nasdaq: JMBA) (the “Company”) announced that it received a letter from the Staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that since it remains delinquent in filing its Annual Report on Form 10-K for the fiscal year ended January 3, 2017 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 2017 and July 4, 2017 (the “Form 10-Qs”), it has not regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).  Previously, Nasdaq granted the Company an extension until September 18, 2017 to file all delinquent periodic reports.  As described in the letter, as a result of the continued delinquency, the Company’s common stock is subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Company fully intends to timely request a hearing before the Panel to present its plan for regaining compliance with the Rule and request continued listing pending its return to compliance.  The hearing request automatically stays the delisting for a period of 15 calendar days from the date of the deadline to request a hearing.  The Company will present to the Panel, which will make a decision based on the plan for regaining compliance submitted and the Company’s presentation, to grant the Company an extension of time within which to regain compliance with the Rule for a period of up to 360 days from the original due date of the Company’s first late filing.

As previously disclosed, the delay in completion of the Company’s financial statements was primarily caused by significant changes in the Company’s business model, leadership and key personnel, and the relocation of corporate office in 2016. These changes resulted in a significant increase in non-routine transactions and impacted certain routine processes needed to effectively accumulate and present consolidated financial results.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a healthful, active lifestyle brand with a robust global business driven by a portfolio of franchised and company-owned Jamba Juice ® stores and Jamba Juice Express™ formats. Jamba Juice ® is a leading restaurant retailer of “better-for-you” specialty beverage and food offerings which include flavorful, whole fruit and vegetable smoothies, fresh squeezed juices and juice blends, Energy Bowls™, signature “boosts”, shots and a variety of food items including: hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, baked goods and snacks.

There are over 800 Jamba Juice store locations globally, as of July 4, 2017. For more information visit www.jambajuice.com or contact Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks, ICR

646-277-1212

investors@jambajuice.com